EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Corning Incorporated of our report dated February 12, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Corning Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 30, 2021